SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C.  20549
	_____________________

	FORM 8-A

	FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
	PURSUANT TO SECTION 12(b) OR 12(g) OF THE
	SECURITIES EXCHANGE ACT OF 1934


	International Airline Support Group, Inc.
	(Exact name of registrant as specified in its charter)



	Delaware
	(State of incorporation or organization)

	59-2223025
	(I.R.S. employer identification no.)

	1954 Airport Road,
	Suite 200
	Atlanta, Georgia
	(Address of principal executive offices)
	30341
	(Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A(c)(1), please check the following box.

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instructions A(c)(2), please check the following box.

Securities to be registered pursuant to Section 12(b) of the
Act:


	Title of each Class
	to be so registered

	Name of each exchange on which
	each class is to be registered

	Common Stock,
	$.001 par value
	per share

	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the
Act: None



Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
REGISTERED.

This Registration Statement on Form 8-A relates to the Common Stock, par value $.001 per share, of International Airline Support Group, Inc. (the "Registrant"). The description of the Registrant's Common Stock found under Item 1 of the Registrant's Form 8-A/A (File No. 000-18352), filed with the Securities and Exchange Commission on October 11, 1996, is incorporated herein by reference. A copy of such description is being filed with the copies of this Registration Statement on Form 8-A being filed with the American Stock Exchange.

Item 2. EXHIBITS.

The Registrant's Common Stock is to be registered on the American Stock Exchange. There are no other securities of the Registrant registered on the American Stock Exchange. Accordingly, the following exhibits required by Part II of the Instructions as to Exhibits are hereby duly filed with each copy of this Registration Statement on Form 8-A submitted to the American Stock Exchange, but are not filed with, or incorporated by reference in copies of this Registration Statement on Form 8-A filed with the Securities and Exchange Commission:

1. Copy of the Registrant's Annual Report on Form 10-K for its fiscal year ended May 31, 1996.

2. Copy of Registrant's Quarterly Reports on Form 10-Q for the quarters ended August 31, 1996, November 30, 1996 and February
28, 1997.

3. Copy of the Registrant's definitive Proxy Statement/Prospectus dated August 29, 1996 for its special meeting of stockholders held on September 30, 1996.

4.1     Registrant's Amended and Restated Certificate of
Incorporation, as filed in Delaware on October 3, 1996.

4.3     Registrant's Amended and Restated Bylaws, effective October 3,
1996.


	Signatures

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


Date:   April 15, 1997
INTERNATIONAL AIRLINE SUPPORT GROUP,
INC.



By:  /s/ George Murnane III

      George Murnane III
      Title:    Executive Vice President and Chief Financial Officer

	INDEX OF EXHIBITS


Exhibit
Number                          Description of Exhibits


1. Copy of the Registrant's Annual Report on Form 10-K for its fiscal year ended May 31, 1996.

2. Copy of Registrant's Quarterly Reports on Form 10-Q for the quarters ended August 31, 1996, November 30, 1996 and February
28, 1997.

3. Copy of the Registrant's definitive Proxy Statement/Prospectus dated August 29, 1996 for its special meeting of stockholders held on September 30, 1996.

4.1     Registrant's Amended and Restated Certificate of
Incorporation, as filed in Delaware on October 3, 1996.

4.3     Registrant's Amended and Restated Bylaws, effective October 3,
1996.